UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
July 20, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number)	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1 EMPLOYMENT AGREEMENT DR. SHUSHENG ZHENG

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Entry Into Renewed Employment Agreement with Dr. Zheng. On July 20, 2009, Hangzhou H3C Technologies Co., Limited, our China-based subsidiary, entered into a new employment agreement with Dr. Shusheng Zheng, effective as of April 27, 2009, whereby Dr. Zheng would serve as our Executive Vice President, 3Com and Chief Executive Officer, H3C.
The material terms of the agreement are as follows:
•	A term of three years, subject to early termination under certain conditions;

•	A base salary of RMB 2,950,000 per year;

•	Eligibility under 3Com’s discretionary 3Bonus plan to receive cash incentive payments for the achievement of goals established by the Board of Directors or the Compensation Committee of 3Com, with an annual target of no less than RMB 1,966,667 per year (approx. 66.66% of base salary);

•	Eligibility under a long-term incentive plan to be designed in the future payable on a discretionary basis in cash or 3Com equity, at 3Com’s discretion, for the achievement of goals established by the Board of Directors or the Compensation Committee of 3Com;

•	Participation in H3C’s senior executive benefits programs;

•	The change-of-control benefits applicable to Section 16 officers of the Company described under the heading “Severance and Change-of-Control Benefits” in our proxy statement, provided that such benefits are offset and reduced by some of the specific benefits described below;

•	Entitlement to the following severance benefits:
•	If the Company terminates Dr. Zheng without statutorily-defined grounds for termination, he is entitled to:
•	a lump sum severance payment of one month’s base salary for each year of service with H3C, provided Dr. Zheng signs a release of claims and a non-disparagement agreement; and

•	vesting and payout of any remaining EARP shares;
•	In exchange for the non-hire and non-compete provisions in the final paragraph of this section, upon termination of employment, a payment of one year of Dr. Zheng’s base salary at the time of termination of employment, payable in accordance with the Company’s regular payroll practices;

•	The severance benefits applicable to Section 16 officers of the Company described under the heading “Severance and Change-of-Control Benefits” in our proxy statement, provided that such benefits are offset and reduced by some of the specific benefits described above; and
•	An agreement by Dr. Zheng not to (i) work for a competitor, which is defined generally and also specifically to include several named competitors including Huawei Technologies, (ii) solicit to hire or hire, directly or indirectly, any 3Com or H3C employee, (iii) engage in business in competition with the business of 3Com or H3C with any client, customer, account, distributor or vendor, (iv) serve as a consultant, director, and the like of a competitor, (v) own any ownership interest in a competitor and/or (vi) participate in the organization or management of a competitor, in each case for a period of one year following the termination of employment.
ITEM 9.01 Financial Statements and Exhibits

          (d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement signed on July 20, 2009 and effective as of April 27, 2009 by and between Hangzhou H3C Technologies Co., Ltd. and Dr. Shusheng Zheng*

*	Indicates a management contract or compensatory plan.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: July 20, 2009	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement signed on July 20, 2009 and effective as of April 27, 2009 by and between Hangzhou H3C Technologies Co., Ltd. and Dr. Shusheng Zheng*

*	Indicates a management contract or compensatory plan.